                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement                 [ ]      Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                        BALDWIN TECHNOLOGY COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

         (1)     Title of each class of securities to which transaction applies:

                 ----------------------------------------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

                 ----------------------------------------------------------------------------------------------

         (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ----------------------------------------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:

                 ----------------------------------------------------------------------------------------------

         (5)     Total fee paid:

                 ----------------------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

                 ----------------------------------------------------------------------------------------------

         (2)     Form, Schedule or Registration Statement No.:

                 ----------------------------------------------------------------------------------------------

         (3)     Filing Party:

                 ----------------------------------------------------------------------------------------------

         (4)     Date Filed:

                 ----------------------------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               12 Commerce Drive
                               Shelton, CT 06484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 2000

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 14th day of November, 2000 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect two Class I Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To vote on a stockholder proposal from Carl W. Noller.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 29, 2000, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary

Shelton, Connecticut
October 13, 2000

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Shelton, Connecticut
                                                                October 13, 2000

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company" or "Baldwin"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 14th day of November, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 16, 2000.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. Proxies in the accompanying form will be voted AGAINST the stockholder proposal unless stockholders specify a contrary vote. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 29, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 29, 2000 consisted of 12,920,247 shares of Class A Common Stock and 1,810,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the seven Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 29, 2000 the number of outstanding shares of Class B Common Stock constituted approximately 12.3% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect five of the seven Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2000 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and
(d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                             ------------------------------------------------------
                                                   AMOUNT AND NATURE
                                                     OF OWNERSHIP                  PERCENT OF
NAME AND ADDRESS                             -----------------------------    ---------------------
OF BENEFICIAL OWNER                          CLASS A(1)           CLASS B     CLASS A(1)    CLASS B
-------------------                          ----------          ---------    ----------    -------
Paradigm Capital Management, Inc.(2).......  1,499,100                   0       9.50%+         --
  Nine Elk Street
  Albany, New York 12207
Gabelli Asset Management, Inc. (3).........  1,294,600                   0       9.67%+         --
  One Corporate Center
  Rye, New York 10580
Dimensional Fund Advisors Inc. (4).........  1,002,400                   0       6.54%+         --
  1299 Ocean Ave., 11th floor
  Santa Monica, California 90401
Akira Hara (5).............................    909,418(6)          360,600(7)    6.79%       18.87%
  Baldwin Japan Limited
  2-4-34 Toyo, Kohtoh-ku
  Tokyo 135, Japan
Shufro Rose & Co., LLC (8).................    792,200                   0       5.12%+         --
  745 Fifth Avenue
  New York, New York 10151
Gerald A. Nathe (5)........................    355,500(6)(9)(16)   510,144(7)    2.62%       25.50%
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Wendell M. Smith(5)(10)....................    274,123(11)         525,163(11)    2.07%      29.00%
  10 Manor House
  Smith's FL07, Bermuda
Peter E. Anselmo...........................    149,539(6)           24,000       1.12%        1.33%
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
S. Roger Johansson.........................    100,000(6)          100,000(7)       *         5.23%
  Baldwin Amal AB
  V:a Bangatan 8, Box 9
  S662 21 Amal, Sweden

                                                              BENEFICIAL OWNERSHIP
                                             ------------------------------------------------------
                                                   AMOUNT AND NATURE
                                                     OF OWNERSHIP                  PERCENT OF
NAME AND ADDRESS                             -----------------------------    ---------------------
OF BENEFICIAL OWNER                          CLASS A(1)           CLASS B     CLASS A(1)    CLASS B
-------------------                          ----------          ---------    ----------    -------
Jane G. St. John (12)......................     68,970             404,864          *        22.36%
  P.O. Box 3236
  Blue Jay, California 92317
Samuel B. Fortenbaugh III (5)..............     30,115(6)              885(7)       *            *
  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, New York 10178
M. Richard Rose (5)........................     27,990(6)(16)       20,885(7)       *         1.15%
  4606 Willow Cove
  Geneva, New York 14456
Judith A. Mulholland (5)...................     24,582(6)(13)          418(7)       *            *
  4301 Silver Fox Drive
  Naples, Florida 34119
James M. Rutledge..........................     20,640(14)(16)           0          *           --
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, CT 06484
John T. Heald, Jr. (5).....................     13,487(6)              213(7)       *            *
  5 Cobblestone Circle
  Wayland, MA 01778
Ralph R. Whitney, Jr. (5)..................     10,115(6)          100,885(7)       *         5.57%
  Hammond Kennedy Whitney & Co., Inc.
  230 Park Avenue
  New York, New York 10169
Michael R. Samide..........................     10,000(16)               0         --           --
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, CT 06484
William J. Lauricella......................      5,532(14)           1,000          *            *
  116 Gristmill Road
  Monroe, Connecticut 06468
Lawrence M. Miller.........................      5,001(14)               0          *            *
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, CT 06484
All executive officers and directors
  of the Company as a group
  (including 13 individuals, named
  above)(15)...............................  1,930,510(6)(9)     1,643,193(7)   13.88%       74.55%
                                             (10)(11)(12)
                                             (13)(14)(16)

---------------
  * = Less than 1%.
  + = Ratios calculated by fund Owners at different times (not as of Aug. 31).

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock in the table above does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective Amount of Ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara, 1,270,018 -- 9.23%; Mr. Nathe, 865,644 -- 6.15%; Mr. Smith,
     799,286 -- 5.81%; Mrs. St. John, 473,834 -- 3.46%; Mr. Johansson,
     200,000 -- 1.49%; Mr. Anselmo, 173,539 -- 1.30%; and, with less than 1%,
     Dr. Rose, 48,875; Mr. Fortenbaugh, 31,000; Ms. Mulholland, 25,000; Mr. Whitney, 111,000; Mr. Heald, 13,700; Mr. Lauricella, 6,532; and as to all executive officers and directors of the Company as a group, 3,573,703 -- 22.97%.

 (2) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 2 to Schedule 13G filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of December 31, 1999.

 (3) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 9 to Schedule 13D dated August 16, 2000 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner.

 (4) Amount and Nature of Ownership and Percent of Class is based on an Amendment to Schedule 13G dated February 11, 2000 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, as of December 31, 1999.

 (5) Member of the Board of Directors of the Company.

 (6) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 161,000 shares; Mr. Nathe, 334,500 shares; Dr. Rose, 6,356 shares; Mr. Fortenbaugh, 10,115 shares; Ms. Mulholland, 4,582 shares; Mr. Whitney, 10,115 shares; Mr. Johansson, 100,000 shares; Mr. Heald, 2,787 shares; Mr. Anselmo, 68,333 shares; and as to all executive officers and directors of the Company as a group, 697,788 shares.

 (7) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 100,000 shares; Mr. Nathe, 190,000 shares; Dr. Rose, 885 shares; Mr. Fortenbaugh, 885 shares; Ms. Mulholland, 418 shares; Mr. Whitney, 885 shares; Mr. Johansson, 100,000 shares; Mr. Heald, 213 shares; and as to all executive officers and directors of the Company as a group, 393,286 shares.

 (8) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 3 to Schedule 13G dated February 15, 2000 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1999.

 (9) Includes 21,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; does not include 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(10) The record owner of 259,500 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation. The record owner of 20,668 of such shares of

     Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith.

(11) Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership. Does not include 10,911 shares of Class A Common Stock or 23,520 shares of Class B Common Stock owned by Polaris Partners, a limited partnership in which Mr. Smith, a general partner, has a 1% interest.

(12) Represents holdings as of September 28, 2000. Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, formerly an employee of the company; 64,166 shares of Class A Common Stock subject to options which are exercisable within 60 days by Mr. St. John; 4 shares of Class A Common Stock held in Mr. St. John's account in the Company's profit sharing and savings plan as of September 29, 2000 and 4,800 shares of Class A Common Stock held by Mr. and Mrs. St. John as custodians for their children.

(13) Includes 2,000 shares owned jointly with Ms. Mulholland's husband.

(14) Includes shares held in the account of the beneficial owner in the Company's profit sharing and savings plan, as of September 29, 2000 as follows: Mr. Lauricella, 5,532 shares; Mr. Rutledge: 4,640 shares; Mr.
     Miller: 2,301 shares.

(15) Does not include 25,150 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

(16) Includes purchases of Class A Common Stock made during October, 2000 as follows: Mr. Nathe, 5,000 shares; Mr. Rutledge, 6,000 shares; Mr. Samide, 10,000 shares; and Mr. Rose, 14,000 shares.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors. In accordance with the Company's By-laws, the Executive Committee reduced the size of the Board to seven members, effective upon the election of Directors at this year's Annual Meeting. Judith A. Mulholland (formerly Judith
A. Booth), a Class I Director, and M. Richard Rose, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class. Mr. Wendell M. Smith's term expires at this year's Annual Meeting, and he is not standing for re-election but will serve as an advisor to the Company. Mr. Smith was elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     At this year's Annual Meeting, two Directors will be elected to Class I. If elected, their new terms will expire at the Annual Meeting in 2003. Judith A. Mulholland, nominated to serve as a Class I Director, may be elected by a plurality vote of the outstanding shares of Class A Common Stock. Samuel B. Fortenbaugh III, also nominated to serve as a Class I Director, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING:

CLASS I

     Samuel B. Fortenbaugh III, age 66, is a Senior Partner and a former Chairman of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987.

     Judith A. Mulholland, age 58, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

OTHER CONTINUING DIRECTORS:

CLASS II (Term will expire at the 2001 Annual Meeting)

     Gerald A. Nathe, age 59, has served as Chairman of the Board of the Company since February, 1997, as Chief Executive Officer since October 1995, as President since August, 1993 and as a Director since 1987. He was a Vice President of the Company from July, 1990 through August, 1993.

     M. Richard Rose, age 67, has served as a Director of the Company since 1989. He is President Emeritus of the Rochester Institute of Technology, where he served as President and Chief Executive Officer from 1979 through June, 1992, when he retired. He is currently Chairman of the Board of Trustees of Roberts Wesleyan College and serves as a director of Unimail Corporation, a mail service company located in Rochester, New York.

CLASS III (Term will expire at the 2002 Annual Meeting)

     Akira Hara, age 65, has served as a Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He was a Vice President of the Company from 1989 through 1999. He was President of Baldwin Japan Limited from 1979 through 1999 and President of the Company's Graphic Products and Controls Group from April 1997 through September 1999. Mr. Hara currently serves as Chairman of Baldwin Japan Limited.

     Ralph R. Whitney, Jr., age 65, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of IFR Systems, Inc., a communications test equipment company, First Technology PLC., a manufacturer of bimetal fuses and sensing devices for the automobile industry, Dura Automotive Systems, Inc., an automobile parts manufacturer, Relm Communications, a wireless communications company, and Reinhold Industries, Inc., a composites material manufacturer. Mr. Whitney was an executive officer of Holbrook Patterson, Inc. a private company involved in furniture manufacturing within two years prior to Holbrook filing a petition under the federal bankruptcy laws.

     John T. Heald, Jr., age 55, has served as a Director of the Company since 1996. He was Executive Vice President of Operations for Sappi Fine Paper Company, an international producer of coated woodfree paper, dissolving pulp and forest products from 1999 through 2000. Mr. Heald was Executive Vice President of the Packaging Group of Union Camp Corporation, a manufacturer of paper, packaging, wood products and chemicals used in flavors and fragrances, from 1997 until 1999. From 1993 to 1997 he was Senior Vice President of the Converting Group of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

                NAME                                             POSITION
                ----                                             --------
Gerald A. Nathe......................  Chairman of the Board, President, Chief Executive Officer
                                       and Director(1)
Michael R. Samide....................  Executive Vice President and Chief Operating Officer
James M. Rutledge....................  Vice President, Chief Financial Officer and Treasurer
Peter E. Anselmo.....................  Vice President, Marketing and Business Development
S. Roger Johansson...................  Vice President
Lawrence M. Miller...................  Vice President, Sales and Service
Akira Hara...........................  Director(1)
Samuel B. Fortenbaugh III............  Director(2)
John T. Heald, Jr....................  Director(3)
Judith A. Mulholland.................  Director(2)
M. Richard Rose......................  Director(2)
Wendell M. Smith.....................  Director(3)
Ralph R. Whitney, Jr.................  Director(1)(3)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     Michael R. Samide, age 56, has been Executive Vice President and Chief Operating Officer of the Company since November, 1999. Previously, he was President and Chief Operating Officer of Titan International, a supplier to the automotive industry, from 1994 through 1999.

     James M. Rutledge, age 48, has been Vice President, Chief Financial Officer and Treasurer since January, 2000. From April 1999 until January, 2000, Mr. Rutledge was Vice President -- Finance with Rayonier Inc., a specialty pulp, timber and wood products company. From 1990 through 1999, he was Vice President and Treasurer of Witco Corporation, a global specialty chemicals company.

     S. Roger Johansson, age 53, has been a Vice President of the Company since November, 1996. He was Managing Director of Baldwin Amal AB, a subsidiary of the Company from 1991 through 1997. In October, 1995, he was made head of the Company's European Sector, and since April, 1997, has served as President of the Company's Material Handling Group.

     Peter E. Anselmo, age 54, has been a Vice President of the Company since November, 1999, responsible for Marketing and Business Development. During 1999, he was President of the Graphic Products and Controls Group of the Company. From 1983 through 1997, Mr. Anselmo was President of the Stamford Division of the Company (a/k/a Baldwin Graphic Products).

     Lawrence M. Miller, age 52, has been a Vice President of the Company since November, 1999. He was Vice President of Sales and Marketing for Baldwin Graphic Systems, Inc., a subsidiary of the Company, from 1998 to 1999. Previously, Mr. Miller was Vice President of Sales at Grace Tec Systems, a division of W.R. Grace and Co. from 1995 through 1998.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 2000, the Board held four regularly scheduled meetings, one special meeting and acted by written consent in lieu of meeting six times. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $16,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors or Committee on which they serve attended during the fiscal year ended June 30, 2000. The per-meeting fee is limited to one per meeting, provided no fee is paid for Committee meetings held in conjunction with Board meetings.

     Non-employee Directors also received annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "1990 Plan"), until the 1990 Plan was terminated in November, 1998. From 1990 through 1998, each year, on the third day following the Company's Annual Meeting of Stockholders, every eligible Director was automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there were shares outstanding of Class A Common Stock to Class B Common Stock on such day. Under the 1990 Plan, options to purchase 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock were granted, of which options to purchase 24,070 shares of Class A Common Stock and 3,286 shares of Class B Common Stock remain outstanding, at exercise prices ranging from $2.56 to $5.50 for the options to purchase Class A Common Stock and at $3.20 to $6.88 for the options to purchase Class B Common Stock. Of the current Directors of the Company who received option grants under the 1990 Plan, three Directors were granted options to purchase 7,115 shares of Class A Common Stock (of which one Director exercised some of his options and purchased 2,644 shares) and 885 shares of Class B Common Stock; one Director was granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock; and one Director was granted options to purchase 1,787 shares of Class A Common Stock and 213 shares of Class B Common Stock.

     The 1998 Non-Employee Stock Option Plan (the "1998 Plan") was adopted at the 1998 Annual Meeting of Stockholders. Under the 1998 Plan, non-employee Directors receive annual awards of stock options. Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 3,000 shares of Class A Common Stock. Under the 1998 Plan, options to purchase 36,000 shares of Class A Common Stock have been granted, all of which remain outstanding, at exercise prices ranging from $2.25 to $5.50 per share. Of the current Directors of the Company who received option grants under the 1998 Plan, six Directors were granted options to purchase 6,000 shares each.

     A corporation controlled by one non-employee Director, Wendell M. Smith, has a consulting agreement with the Company. One employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2000, the Executive Committee met once and acted by written consent once. The Executive Committee presently consists of Gerald A. Nathe, Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee assists the Board in ensuring that a proper system of accounting, internal controls and reporting practices are maintained by the Company and the quality and integrity of the Company's financial statements. During the fiscal year ended June 30, 2000, the Audit Committee met four times. Also during the fiscal year ended June 30, 2000, the Audit Committee adopted a charter which is attached to this Proxy Statement as Exhibit A. The Audit Committee presently consists of John T. Heald, Jr., Wendell M. Smith and Ralph
R. Whitney, Jr.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan and the 1996 Stock Option Plan. During the fiscal year ended June 30, 2000, the Compensation and Stock Option Committee met six times. The Compensation and Stock Option Committee presently consists of Samuel B. Fortenbaugh III, Judith A. Mulholland and M. Richard Rose.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board candidates to be considered for nomination to the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three non-employee Directors of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company.

     Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for the fiscal year ended June 30, 2000 ("Fiscal 2000") as they affected the executive officers of the Company.

     Philosophy

     The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy recognized entrepreneurial spirit, encouraged small business unit initiation and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels. Starting with the fiscal year ended June 30, 1998 through the fiscal year ended June 30, 2000, the Company operated under a financial performance measurement system based on Economic Profit (EP) which focused on return on capital; the executive incentive compensation was based on EP, at the corporate, product group and business unit level and an overall corporate-wide EP performance hurdle established to ensure that Cash Incentive Payments (CIP) were made only if the overall corporate hurdle was achieved. Effective July 1, 2000, the Company modified the CIP and introduced the Global Incentive Compensation Plan (GICP) which is designed to motivate eligible participants to perform to their highest ability to achieve and exceed targeted global results. Under the GICP, all Executive Officers and key managers have their cash incentive compensation based on the achievement of specific global targets for earnings per share (EPS) and operating cash flow (OCF). As part of this plan, certain eligible employees also have a portion of their cash incentive compensation based upon local performance criteria (e.g., sales targets, gross margin rate, etc.).

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which is set by the officer's employment agreement), a bonus (which was calculated in accordance with the CIP described in the Philosophy section above), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have supplemental retirement benefits reported under "Supplemental Retirement Benefits".

     FISCAL 2000 COMPENSATION. Mr. Johansson's base salary is set by an employment agreement with a subsidiary of the Company, Baldwin Europe Consolidated Inc. ("BEC"), effective October 16, 1997 (see the Employment and Consulting Agreements section below). During Fiscal 2000, Mr. Johansson received an increase of three (3%) percent in his base salary. Mr. Johansson also participates in the Company's CIP and has a portion of his cash incentive based on the results of the Material Handling Group of the Company and a portion based on the Company's overall results. Due to the Company's overall performance level, Mr. Johansson did not earn a bonus for Fiscal 2000.

     Mr. Lauricella's base salary was set by an employment agreement between Mr. Lauricella and the Company (see the Employment and Consulting Agreements section below), which was terminated in February, 2000. During Fiscal 2000, Mr. Lauricella received an increase of three (3%) percent in his base salary. Due to the Company's overall performance level, Mr. Lauricella did not earn a bonus for Fiscal 2000. In Fiscal 2000, the Committee forgave interest payments due from Mr. Lauricella in the amount of $20,168 on a loan from the Company which Mr. Lauricella had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Summary Compensation Table. Mr. Lauricella's employment with the Company terminated on February 4, 2000, and as part of his severance package, he was vested and paid deferred compensation in the amount of $195,552.

     In November of 1999, Michael R. Samide joined the Company and was elected Executive Vice President and Chief Operating Officer. His base salary is set by an employment agreement with the Company, effective as of November 10, 1999 (see Employment and Consulting Agreements section below). Due to the Company's overall performance level, Mr. Samide did not earn a bonus for Fiscal 2000.

     In November of 1999, Peter E. Anselmo was elected Vice President, Marketing and Business Development, of the Company. His base salary is set by an employment agreement with the Company, effective as of April 27, 2000 (see Employment and Consulting Agreements section below). Due to the Company's overall performance level, Mr. Anselmo did not earn a bonus for Fiscal 2000.

     In November of 1999, Mr. Lawrence M. Miller was elected a Vice President of the Company. His base salary is set by an employment agreement with the Company, effective as of February 9, 2000 (see Employment and Consulting Agreements section below). Due to the Company's overall performance level, Mr. Miller did not earn a bonus for Fiscal 2000.

     In January of 2000, Mr. James M. Rutledge joined the Company and was elected Vice President, Chief Financial Officer and Treasurer. His base salary is set by an employment agreement with the Company, effective as of January 31, 2000 (see Employment and Consulting Agreements section below). Due to the Company's overall performance level, Mr. Rutledge did not earn a bonus for Fiscal 2000.

     CEO Disclosure

     Mr. Nathe's base salary is set by his employment agreement with the Company (see Employment and Consulting Agreements section below). During Fiscal 2000, Mr. Nathe did not receive an increase in his base salary, nor did he earn a bonus. In Fiscal 2000, the Committee forgave an interest payment due from Mr. Nathe in the amount of $99,486 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Compensation Table.

     Deductibility of Compensation under Federal Income Taxes

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2000 ("Fiscal 2000") that would result in the loss of a federal income tax deduction under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Stock Option Plan have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as "performance-based compensation" under Section 162(m) of the Code).

                                          Samuel B. Fortenbaugh III, Chairman
                                          Judith A. Mulholland
                                          M. Richard Rose

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 2000, 1999 and 1998, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                         ANNUAL COMPENSATION               ---------------
                              -----------------------------------------     STOCK OPTIONS
          NAME AND                                         OTHER ANNUAL    (NO. OF SHARES)    ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)   COMPENSATION        CLASS A       COMPENSATION
     ------------------       ----   --------   --------   ------------    ---------------   ------------
Gerald A. Nathe.............  2000   $345,504       -0-              (2)(3)           0        $101,886(4)
  Chairman of the Board,      1999   $343,607       -0-                         16,500         $107,615
  President and Chief         1998   $326,598   $294,158                             0         $109,898
  Executive Officer
S. Roger Johansson..........  2000   $159,466       -0-              (3)             0
  Vice President              1999   $138,263       -0-                         15,000              -0-
                              1998   $158,958   $114,458                        30,000
Michael R. Samide...........  2000   $145,385       -0-      $ 55,556(5)        50,000         $  2,400(6)
  Executive Vice President
  and Chief Operating
  Officer
James M. Rutledge...........  2000   $ 84,634       -0-      $ 21,861(7)        40,000         $  2,400(6)
  Vice President, Chief
  Financial Officer
  and Treasurer
Peter E. Anselmo............  2000   $221,973   $ 5,322(8)   $161,021(9)             0         $  2,400(6)
  Vice President, Marketing
  and Business Development
Lawrence M. Miller..........  2000   $155,893       -0-      $ 35,669(10)        5,000         $  2,400(6)
  Vice President,
  Sales and Service
William J. Lauricella.......  2000   $188,694       -0-      $188,296(11)            0         $ 20,168(12)
  formerly Vice President,
  Chief Financial             1999   $189,169       -0-      $ 63,042           15,000         $ 23,978
  Officer & Treasurer         1998   $174,178   $127,804     $ 61,356           15,000         $ 38,709

---------------
 (1) In accordance with the provisions of the CIP, approximately 85% of the incentive bonus amounts set forth above for fiscal 1998 were paid in cash during fiscal 1999. The remainder was set aside in an incentive bonus pool, the majority of which was forfeited in fiscal 1999 due to non-achievement of certain performance hurdles. No bonuses were earned for Fiscal 2000.

 (2) Does not include retirement benefits as set forth in Supplemental Retirement Benefits section below.
 (3) Excluded where the aggregate of perquisites and other personal benefits is the lower of either $50,000 or 10% of the total salary and bonus.
 (4) Includes forgiveness of interest payments due to the Company during Fiscal 2000 in the amount of $99,486 and estimated accrual of $2,400 for Company contributions under the Company's Profit Sharing and Savings Plan.
 (5) Includes $37,800 accrued for supplemental retirement benefits, $16,828 moving expenses and $928 auto allowance.
 (6) Represents accrual for Fiscal 2000 of estimated Company contribution under the Company's Profit Sharing and Savings Plan.
 (7) Includes $21,000 accrued for supplemental retirement benefits and $861 auto allowance.
 (8) Represents bonus earned for FY1999 but paid in FY2000.
 (9) Includes $158,400 accrued for supplemental retirement benefits and $2,621 auto allowance.
(10) Includes $33,600 accrued for supplemental retirement benefits and $2,069 auto allowance.
(11) Includes assignment of split dollar life insurance policy of $66,500; disability, legal, auto allowance of $11,001 and deferred compensation of $110,795.
(12) Represents forgiveness of interest payments due to the Company during Fiscal 2000.

     The following table sets forth certain information relating to options granted during fiscal 2000 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's 1996 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL
                                         GRANTS
                                      ------------                        POTENTIAL REALIZABLE
                                       % OF TOTAL                          VALUE(3) AT ASSUMED
                                      OPTIONS/SARS                     ANNUAL RATES OF STOCK PRICE
                                       GRANTED TO                    APPRECIATION FOR OPTION TERM(4)
                       OPTIONS/SARS    EMPLOYEES     EXERCISE    ---------------------------------------
                         GRANTED       IN FISCAL       PRICE     EXPIRATION
        NAME              (#/SH)        YEAR(1)      ($/SH)(2)      DATE      0%(5)     5%        10%
        ----           ------------   ------------   ---------   ----------   -----   -------   --------
G.A. Nathe...........          0
M.R. Samide..........     50,000         33.90%       $2.2500    11/16/2009    $0     $70,751   $179,296
J.M. Rutledge........     40,000         27.12%       $2.1875    01/31/2010    $0     $55,028   $139,452
P.E. Anselmo.........          0
S.R. Johansson.......          0
L.M. Miller..........      5,000          3.39%       $3.1875    08/10/2009    $0     $10,012   $ 25,400

---------------
(1) Options to purchase a total of 147,500 shares of Class A Common Stock were granted under the Plan to all employees as a group during the fiscal year ended June 30, 2000.
(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant.
(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.
(4) All stock options granted during Fiscal 2000 were for a ten (10) year term.
(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 2000 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                                   VALUE OF
                                                                                                  UNEXERCISED
                                                                                                 IN-THE-MONEY
                                                                                                 OPTIONS/ SARS
                                                                    NUMBER OF UNEXERCISED        AT FY-END($)
                                                                         OPTIONS/SARS           ---------------
                                   SHARES                                AT FY-END(#)
                                 ACQUIRED ON        VALUE         --------------------------     EXERCISABLE/
             NAME                EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/ UNEXERCISABLE     UNEXERCISABLE
             ----                -----------    --------------    --------------------------    ---------------
G.A. Nathe.....................      -0-             -0-             323,333/28,167 Class A     $0 / $0 Class A
                                                                          200,000/0 Class B     $0 / $0 Class B
M.R. Samide....................      -0-             -0-                   0/50,000 Class A     $0 / $0 Class A
J.M. Rutledge..................      -0-             -0-                   0/40,000 Class A     $0 / $0 Class A
P. Anselmo.....................      -0-             -0-              51,666/33,334 Class A     $0 / $0 Class A
S.R. Johansson.................      -0-             -0-              75,000/45,000 Class A     $0 / $0 Class A
                                                                      66,667/33,333 Class B     $0 / $0 Class B
L.M. Miller....................      -0-             -0-                    0/5,000 Class A     $0 / $0 Class A

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 2000 ($2.125), or in the case of Class B stock, 125% of such fair market value of the Company's Class A Common Stock ($2.65625).

                        SUPPLEMENTAL RETIREMENT BENEFITS

     Each of Messrs. Nathe, Samide, Rutledge, Anselmo, Miller and Johansson are entitled to supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Nathe's employment agreement provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The annual benefit is 40 to 50% of Mr. Nathe's final average compensation for his last three (3) years under his employment agreement. The estimated annual benefit is $181,534.

     Mr. Samide's employment agreement provides for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Samide in connection with this benefit during FY2000 was $37,800 which has been included in "Other Annual Compensation" for Mr. Samide in the Summary Compensation Table above.

     Mr. Rutledge's employment agreement provides for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Rutledge in connection with this benefit during FY2000 was $21,000 which has been included in "Other Annual Compensation" for Mr. Rutledge in the Summary Compensation Table above.

     Mr. Anselmo's employment agreement provides for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Anselmo in connection with this benefit during FY2000 was $158,400 which has been included in "Other Annual Compensation" for Mr. Anselmo in the Summary Compensation Table above.

     Mr. Miller's employment agreement provides for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Miller in connection with this benefit during FY2000 was $33,600 which has been included in "Other Annual Compensation" for Mr. Miller in the Summary Compensation Table above.

     As required by Swedish law, Mr. Johansson is a participant in the Baldwin Amal AB retirement program, as are all Baldwin Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Baldwin Amal is required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of 65. In addition to contributions made to the plan by Baldwin Amal, Mr. Johansson has also made voluntary contributions to the plan which could allow Mr. Johansson to retire at age 57 and receive the same amount of pension. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution, is approximately $80,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Compensation and Stock Option Committee, is a partner in the law firm of Morgan, Lewis & Bockius LLP, who serves as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 2000 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555--Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Ltd., Stevens International Inc. and Xeikon, NV. The comparison assumes $100 was invested on June 30, 1995 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*) AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                                AND A PEER GROUP

                                                   BALDWIN TECHNOLOGY
                                                      COMPANY, INC.                PEER GROUP               AMEX MARKET VALUE
                                                   ------------------              ----------               -----------------
1995                                                     100.00                      100.00                      100.00
1996                                                      70.37                       56.29                      115.09
1997                                                      56.79                       47.75                      123.53
1998                                                     116.05                       39.41                      154.95
1999                                                      58.02                       30.97                      174.66
2000                                                      41.98                       36.71                      205.72

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective July 1, 1997, the Company entered into a new employment agreement with Gerald A. Nathe, its President and Chief Executive Officer, replacing an earlier agreement dated January 31, 1994. The new agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $318,000, (y) annual incentive compensation in an amount determined under the Company's Executive and Key Person Cash Incentive Program, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President or Chief Executive Officer of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, subject to a vesting schedule set forth in the agreement, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock attained $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company. The Company and Mr. Nathe have agreed to amend the employment agreement to, among other things, delete the obligation of the Company to forgive $500,000 of Mr. Nathe's loan indebtedness to the Company in the event of his death and, to provide, instead, that the Company use a portion of the proceeds of life insurance on Mr. Nathe's life to buy back from his estate his shares of Class B Common Stock at fair market value, with the understanding that Mr. Nathe's estate repay his loan from the Company, together with interest due.

     Effective November 10, 1999, the Company entered into an employment agreement with Michael R. Samide, its Executive Vice President and Chief Operating Officer. The employment agreement provides for (a) a minimum annual base salary of $225,000 to be paid to Mr. Samide, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three years unless extended or terminated.

     Effective April 27, 2000, the Company entered into an employment agreement with Peter E. Anselmo, its Vice President, Marketing and Business Development. The employment agreement provides for (a) a minimum annual base salary of $210,444 to be paid to Mr. Anselmo, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three years unless extended or terminated.

     Effective February 7, 2000, the Company entered into an employment agreement with Lawrence M. Miller, its Vice President, Sales and Service. The employment agreement provides for (a) a minimum annual base salary of $170,000 to be paid to Mr. Miller, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three years unless extended or terminated.

     Effective January 31, 2000, the Company entered into an employment agreement with James M. Rutledge, its Vice President, Chief Financial Officer and Treasurer. The employment agreement provides for (a) a minimum base salary of $200,000 to be paid to Mr. Rutledge, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) supplemental retirement benefits for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three years unless extended or terminated.

     In October, 1997, one of the Company's subsidiaries, Baldwin Europe Consolidated B.V. ("BEC") entered into an employment agreement with S. Roger Johansson, Managing Director of BEC, which provides for (a) a minimum base annual salary of 1,243,922 SEK to be paid to Mr. Johansson, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) guaranteed pension, health insurance and group insurance as customary in Sweden, and (d) the option of early retirement at age fifty-seven
(57). The agreement is for a term of one-year and is automatically renewed for subsequent one (1) year periods unless canceled by either party.

     On March 11, 1998, the Company entered into an employment agreement with William J. Lauricella, Vice President, Chief Financial Officer and Treasurer. The employment agreement provided for (a) a minimum base salary of $181,440 to be paid to Mr. Lauricella, (b) incentive compensation under the Company's Executive and Key Person Cash Incentive Program, (c) deferred compensation for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement was terminated as of February 4, 2000.

                              STOCKHOLDER PROPOSAL

     Carl W. Noller of 11165 Lake Chapel Lane, Reston, Virginia 20191, a holder of "at least" 1,000 shares of Class A Common Stock, has indicated his intention to present the following proposal to the stockholders of the Company at the Annual Meeting:

     Resolved, that the stockholders of the Company recommend that the Board of Directors secure an investment banking firm to assist in the sale of Baldwin Technology for the best offer available within nine months of the passage of this resolution.

     The Company has also received from Mr. Noller for inclusion in this Proxy Statement a statement in support of his stockholder proposal as follows:

     "The following facts support this course of action: 1) since October, 1989 the Company's stock has lost more than 80% of its value, even as the Dow average has quadrupled; 2) whereas once the stock was featured in Value Line and covered by major firms, like Dean Witter Reynolds, interest is now so limited that First Call does not carry even one analyst's earnings estimate for our company; 3) corporate earnings have never attained the level reached in 1989, despite several management changes and numerous promises; 4) the Board has refused to eliminate the two classes of stock and take other actions urged on it in the past by the investment community; and 5) a $2 share price -- and a price/earnings ration of five -- testifies more eloquently than I can as to what investors think of this firm as an ongoing operation."

     "Stockholders have been patient and given several managements a chance to rectify company problems to no avail. Therefore, I urge stockholders to adopt the above resolution, as the best course of action to realize the stockholder value that we sought when we bought our shares."

                            STATEMENT IN OPPOSITION

     In the Board's opinion, the proposed stockholder resolution is not in the best interests of the Company or its stockholders. If adopted, the proposal would be disruptive to employees, to customers and to the Company's long-term prospects, all to the detriment of our stockholders' fundamental interests.

     The Board believes that it can function most effectively when its strategic planning is conducted confidentially. This way, ideas and alternatives that enhance stockholder value can be developed with flexibility to adapt to changing circumstances and business conditions. In the exercise of its fiduciary duties, the Board will consider any bona fide proposal for the acquisition of the Company.

     The Board of Directors of Baldwin is committed to value creation for its stockholders and regularly reviews the Company's operations and strategic alternatives to enhance stockholder values. To assist the Board, the Company has maintained close relationships with several nationally recognized investment banking firms and has, on occasion, retained some of those firms to provide advice on various matters relating to increasing stockholder value. Baldwin has a well seasoned management team that continuously seeks to develop, in consultation with the Board, strategies that are designed to position the Company to increase its market share, grow its revenues and enhance stockholder value.

     Accordingly, the Board of Directors recommends that you vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius LLP.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J. Lauricella, then Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans was evidenced by a demand promissory note bearing interest equal to the 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amounts of the loans outstanding, including interest, during the year ended June 30, 2000 were $1,599,000 and $173,000 for Messrs. Nathe and Lauricella, respectively. During the year ended June 30, 2000, the Company forgave interest payments owing by Mr. Nathe and Mr. Lauricella in the amounts of $99,486 and $11,175, respectively, which amounts are included for Messrs. Nathe and Lauricella in "All Other Compensation" in the Summary Compensation Table above. Mr. Lauricella repaid his loan in full upon termination of his employment with the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the accounts of the Company for the fiscal year ending June 30, 2000. PricewaterhouseCoopers LLP or its predecessor, Price Waterhouse LLP has audited the accounts of the Company since 1968.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 2001 proxy statement provided they are received by the Company no later than June 18, 2001 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2000, to the best of the Company's knowledge, all required reports were filed on a timely basis, except by one Director, Mr. John T. Heald, who filed one late Form 4 reporting a purchase of the Company's securities. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

                                                                       EXHIBIT A

                        BALDWIN TECHNOLOGY COMPANY, INC.
                                   CHARTER OF
                 THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1. PURPOSE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Baldwin Technology Company, Inc. (the "Company") assists the Board in ensuring that a proper system of accounting, internal controls and reporting practices are maintained by the Company and the quality and integrity of the Company's financial statements. In performing its duties, the Committee will maintain effective working relationships with the Board and the Company's management.

2. MEMBERSHIP

     The Committee will consist of at least three members, including a Chairperson, all of whom will be selected by, and who will serve at the pleasure of, the Board. All members of the Committee must be "independent directors". The term "independent director" means a person other than an officer of the Company or any other individual having a relationship which, in the view of the Board, would interfere with the exercise of independent judgment. A director will not be considered independent who:

     a) is employed by the Company or any of its affiliates for the current year or any of the past three years,

     b) accepts any compensation (other than compensation for service as a director and certain other limited amounts) from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year,

     c) is employed as an executive by another entity where any of the Company's executives serves on that entity's compensation committee,

     d) is a partner in, or a controlling stockholder or an executive officer of, any for-profit business entity to which the Company made, or from which the Company received, payments exceeding 5% of the Company's or such entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, or

     e) is a member of the immediate family of any individual who is, or has been in any of the past three years, employed as an executive officer by the Company or any of its affiliates.

     Notwithstanding the foregoing, one director who is neither a current employee nor an immediate family member of a current employee, but who otherwise is not independent, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership is required by the best interests of the Company and its stockholders. In such case, the Board must disclose in its next annual proxy statement the nature of the relationship and the reasons for the determination.

     Each member of the Committee must be able to read and understand fundamental financial statements or become able to do so within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

     The Board may designate one or more Directors as alternative members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. In addition, no person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule of the United States Securities and Exchange Commission ("SEC") or any exchange on which shares of the common stock of the Company are traded.

3. MEETINGS

     The Committee will meet at least four times each year and more frequently if circumstances warrant. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. The Committee will keep written minutes of its meetings, which minutes will be recorded or filed with the books and records of the Company. The Committee will submit the minutes of its meetings to, or discuss the matters deliberated at each meeting with, the Board.

4. COMMITTEE RESPONSIBILITIES

     The Committee will have the following responsibilities:

     a) Recommend annually to the Board the appointment of a firm of independent certified public accountants to serve as auditors of the Company, giving consideration to the firm's independence and effectiveness, and approve the associated compensation to the independent auditors.

     b) Evaluate periodically the firm of independent certified public accountants serving as auditors of the Company and, where appropriate, recommend to the Board that the Board replace such firm of independent certified public accountants as auditors of the Company.

     c) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand the impact on the financial statements.

     d) Meet with management and the independent auditors to review and discuss the scope and results of each annual audit of the financial statements.

     e) Consider and review with the independent auditors the adequacy of the Company's internal controls and any related significant findings and recommendations of the independent auditors together with management.

     f) Review and discuss with management and the independent auditors (i) the financial statements contained in the annual report to stockholders to be filed with the SEC, (ii) significant accounting policies and changes in accounting principles and (iii) the results of the independent auditor's audit of the financial statements and the report thereon, including matters required to be discussed by Statement of Auditing Standards No. 61.

     g) Recommend to the Board, based on its review with management and the independent auditors, the inclusion of audited financial statements in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

     h) Meet with the independent auditors and financial management to review interim financial statements to be filed with the SEC and the results of the interim review by the independent auditors. The Chairman of the Committee, or a member of the Committee designated by the Chairman, may represent the entire Committee for purposes of this review.

     i) Receive the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discuss with the independent auditors the independent auditors' independence.

     j) Provide a report for inclusion in the annual proxy statement to stockholders.

     k) Perform such other duties as the Board may assign to the Committee.

     The Committee will review this Charter not less often than annually and will recommend to the Board such changes therein as the Committee deems appropriate.

5. INVESTIGATIONS AND STUDIES

     The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist in any such investigation or study.

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 2000
                              CLASS A COMMON STOCK

          Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, JAMES M. RUTLEDGE and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on November 14, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.


                 Please be sure to sign and date this Proxy in the box below.


                 ----------------------------
                             Date


                 ---------------------------------------------------------------
                 Stockholder sign above                       Co-holder (if any)
                                                                 sign above


                                                              With-      For All
1. To elect two Class I Directors to                 For      hold       Except
   serve for three-year terms or until their         [ ]      [ ]         [ ]
   successors are elected and qualified:

      Samuel B. Fortenbaugh III and Judith A. Mulholland

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. To vote on the stockholder  proposal from Carl W. Noller.   For       Against
                                                               [ ]       [ ]


3. To transact such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and "AGAINST" PROPOSAL 2.

                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING. -------- [ ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. -------- [ ]

                 Name:
                      ---------------------------------------------------------

                 Address:
                         ------------------------------------------------------

                 --------------------------------------------------------------

 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -
                        BALDWIN TECHNOLOGY COMPANY, INC.

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.

                                REVOCABLE PROXY
                        BALDWIN TECHNOLOGY COMPANY, INC.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 14, 2000
                              CLASS B COMMON STOCK

          Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, JAMES M. RUTLEDGE and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on November 14, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.


                 Please be sure to sign and date this Proxy in the box below.


                 ----------------------------
                             Date


                 ---------------------------------------------------------------
                 Stockholder sign above                       Co-holder (if any)
                                                                 sign above


                                                              With-
1. To elect one Class I Director to                  For      hold
   serve for a three-year term or until his          [ ]      [ ]
   successor is elected and qualified:

      Samuel B. Fortenbaugh, III


2. To vote on the stockholder  proposal from Carl W. Noller.   For       Against
                                                               [ ]       [ ]


3. To transact such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and "AGAINST" PROPOSAL 2.

                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING. -------- [ ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW. -------- [ ]

                 Name:
                      ---------------------------------------------------------

                 Address:
                         ------------------------------------------------------

                 --------------------------------------------------------------

 - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -
                        BALDWIN TECHNOLOGY COMPANY, INC.

                PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please sign exactly as your name appears hereon.